SALE AND PURCHASE AGREEMENT


     This Agreement made and entered into this 27th day of September, 1996 by and among Ogden Marine Indonesia, Inc., a Delaware corporation (sometimes referred to as "Seller") and Trico Marine Assets, Inc., a Delaware corporation (sometimes referred to as "Purchaser").

     WHEREAS, Ogden Marine Indonesia, Inc., is the owner of the U.S. flag Vessel M/V "OMS GALVESTON" Official Number 600765 (sometimes referred to as "Vessel");

     WHEREAS, Seller desires to sell Vessel to the PURCHASER;

     WHEREAS, the Purchaser desires to purchase the Vessel upon the following terms and conditions.

     NOW, THEREFORE, for and in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the parties agree as follows:

1. Seller agrees to sell and Purchaser agrees to purchase the Vessel together with the Vessel's engines, tackle, necessaries, apparel, spare parts, cordage, general outfit, electronic and navigation equipment, and all other appurtenances and appliances aboard the Vessel and any other spare equipment and spare parts that are associated with the vessel ashore specifically including 3 x 1000 cu. ft. drybulk tanks which are presently in Leevac Shipyard, Jenning, LA. Purchaser agrees to purchase all fuel and lube oil inventories as on board and belonging to the Seller at the Closing. Seller shall provide an invoice for these items prior to the Closing. Purchaser agrees, at its sole cost and expense, that upon delivery of the Vessel, Purchaser will change the name of the Vessel and remove any insignia referring to the Seller.

2.   The  purchase  price  for the Vessel shall be  US$4,000,000.   (UNITED
     STATES DOLLARS FOUR MILLION) cash (the "Purchase Price").

3. The Closing of the sale of the Vessel shall occur prior to September 30, 1996 at the offices of OMI Petrolink Corp., 4606 FM 1960 W., Ste. 200, Hou, TX 77069. The Seller and the Purchaser agree that the Vessel shall be delivered at a mutually agreeable location offshore on the date of the sale. In the event the Closing does not occur prior to or on September 30, 1996, this agreement shall ipso facto terminate with the parties having no liability to each other, however, in the event Seller is unable to have all documents ready by this date the termination date shall be extended by mutual agreement but no later than October 10, 1996; provided, however, that the party whose breach of its covenants and agreements under this Agreement has resulted in failure of the Closing to occur on or before such date shall not be entitled to terminate this Agreement pursuant to this section.

4. Payment of the Purchase Price to Seller shall be made at the Closing by immediately available funds.

5. Except to the extent waived in the Purchaser's sole discretion, Purchaser's obligation to purchase the Vessel from Seller is expressly conditioned on: (i) Seller's representations and warranties being true and correct as of the Closing Date; (ii) execution and delivery of this Sale and Purchase Agreement by Seller; and (iii) the delivery at Closing of those documents particularly described in paragraph 13.

6. Except to the extent waived in Seller's sole discretion, Seller's obligation to sell the Vessel is expressly conditioned on: (i) Purchaser's representations and warranties being true and correct;
     (ii) delivery and execution by Purchaser of this Sale and Purchase Agreement; (iii) payment of the purchase price in accordance with paragraph 2 and 4; and (iv) delivery at Closing of those documents particularly described in paragraph 14.

7. Seller warrants and represents that it has good and lawful title to the whole of the Vessel and that the Vessel is not subject to any mortgage (except preferred ship mortgages, which mortgages shall be satisfied at Closing), pledge, claims, conditional sales agreement, encumbrance, tax charges, liens, or assessments or other charge of any nature or kind whatsoever. The Vessel may be operating on standard offshore industry terms, in which case Seller has provided or will provide on request to Purchaser information concerning such operation. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all such liens, encumbrances, claims or charges asserted against the Vessel being sold hereunder which accrued or occurred prior to Closing whether known or unknown.

8. The sale of the Vessel is made "AS IS, WHERE IS", without any warranties whatsoever as to the fitness, condition, seaworthiness, or suitability of the Vessel sold and transferred for any particular purpose.

9. The Purchasers have inspected the Vessel and all documentation that they have determined relevant to satisfy themselves as to the condition of the Vessel as being acceptable for their purposes. This sale is therefore outright and not subject to further inspection.

10. Seller and Purchaser each for itself represent and warrants that it is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802).

11. Seller and Purchaser each for itself warrants and represents that it is a company duly organized, validly existing and in good standing under the laws of its state of incorporation and in good standing in the states and jurisdictions in which it conducts business and each has all corporate power and authority to sell and purchase, respectively, the Vessel transferred under this Agreement.

12. Seller and Purchaser each for itself represents and warrants that the purchase and sale contemplated hereby has been duly authorized by all necessary corporate action, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement.

13.  The Seller shall deliver to the Purchaser at Closing:

     A. A valid and sufficient Bill of Sale transferring title to the Vessel to the Purchaser which shall contain such warranties of title and disclaimers as set forth hereinabove.

     B. The Certificate of Documentation for the Vessel, if available, or if not available, a copy of same.

     C. Secretary's certificate stating authorization of Seller for the transaction described in this Agreement.

     D. Satisfaction of mortgages, if any, bearing against the Vessel so that the Vessel shall be sold to Purchaser free and clear of all recorded liens and encumbrances.

     E. Any and all U.S. Coast Guard documentation reasonably required in connection with the sale and purchase hereunder.

     F. Copies or originals of all other documents, plans and manuals in Sellers possession, if any.

14.  The Purchaser shall deliver to the Seller at Closing:

     A.   Evidence of payment of the Purchase Price.

     B. Any and all United States Coast Guard documentation reasonably required in connection with the consummation of the sale and purchase hereunder.

15. The parties agreed to coordinate delivery so as to assure that sale tax will not be payable.

16. This Vessel is one of three vessels (the "Vessels") being acquired by Purchaser or affiliates of Purchaser from Seller or affiliates of Seller under similar agreements. The intention of the parties is for an en bloc sale. If any of the Vessels becomes a total or constructive total loss prior to delivery, the agreement in respect of such lost vessel shall terminate and the other agreements shall remain in full force and effect. If a party defaults under one of the agreements, the other party and its affiliates shall have the option to terminate the other agreements and the default shall be deemed to apply to all of the agreements.

17. The Buyers agree to timecharter back the Vessel to the Sellers for a period of minimum 30 days maximum 120 days which termination at charterers option two days notice at the rate of US$5,650 per day plus fuel and lubricants otherwise on standard industry terms.

18. This Agreement shall be governed by the laws of the State of New York and when applicable the Maritime Laws of the United States.

19. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or enforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

20. This Agreement constitutes the entire understanding of the parties and supersedes any and all other agreements, written or oral, with respect to the subject matter herein.

21. This Agreement may only be modified or amended by a written instrument signed by both parties.

22. This Agreement may be executed by the Parties hereto in any number of counterparts, each of which together shall constitute but one in the same instrument.


     IN WITNESS WHEREOF, the parties have set their hand and seal through their duly authorized officers on the date first above stated.

WITNESSES:                    TRICO MARINE ASSETS, INC., PURCHASER


    /s/ Randie Gardner
-----------------------------
   /s/ Victor M. Perez             By:       /s/ Ronald O. Palmer
-----------------------------         ------------------------------------
                                      Its: Executive Vice President

    /s/ Billye Carter              OGDEN MARINE INDONESIA, INC., SELLER
-----------------------------
   /s/ Peter Bart
-----------------------------      By:       /s/ Robert W. Carson
                                      ------------------------------------
                                                 Robert W. Carson
                                                     President